ADDENDUM TO
    ALL-INCLUSIVE DEED OF TRUST AND
ASSIGNMENT OF RENTS


     This Addendum is attached to and
forms a part of that certain All-Inclusive
Deed of Trust and Assignment of Rents
dated __________ executed by EMERITUS
CORPORATION, a Washington corporation as
Trustor, in favor of  SUNDAY ESTATES,
INC., a Nevada corporation as Beneficiary and shall be attached to and form a part of said Deed of Trust.

     1.  Trustor has delivered a form of
Residence Agreement ("Residence
Agreement") which shall be used by Trustor for each resident of the assisted living facilities on the Property. Beneficiary has approved the form of said Residence agreement and Trustor agrees that it will not make any amendments or modifications thereto which would have any material, adverse effect on the operation, maintenance or income from the Property without the prior written consent of Beneficiary. Beneficiary's consent shall not be unreasonably withheld or delayed.

     2.  By no later than the quarter
commencing twelve (12) months after the
"Funding Date" (as defined in the Senior
Note), the Property shall achieve and
maintain compliance with a minimum of 1.15 debt service coverage ratio (the "Debt
Coverage Ratios") to be tested quarterly based on the operation of the Property.

     As used herein, "Debt Coverage Ratio"
means a ratio in which the first number is the sum of net income from normal operations for the Property (without deduction for actual management fees incurred or paid in connection with the operation of the Property), calculated based upon the preceding three (3) months, plus interest expense or lease expense to the extent deducted in determining net income and non-cash expenses or allowances for depreciation and amortization of the Property for said period, less either assumed management fees or actual management fees (as applicable) for said period, and the second number is the interest expense relating to the Senior
Note for the applicable period.  In
calculating "net income," federal and
state taxes on such income shall be
deducted and any extraordinary income
shall be excluded.

     Trustor shall deposit cash or other
liquid collateral with Beneficiary (the
"Additional Collateral") in the event the required debt service coverage ratio is not achieved, which will be deposited by Beneficiary with the holder of the Senior
Note as additional collateral for the
Senior Loan pursuant to a Deposit and
Security Agreement, in form and content
acceptable to Trustor, Beneficiary and the holder of the Senior Note. Initially, the Additional Collateral will be equal to an amount which, when added to the first number of the debt service coverage calculation, would have resulted in the non-complying debt service requirement having been met. However, if the debt service coverage ratio requirement is not corrected within two (2) consecutive quarters, Borrower will be required to increase the Additional Collateral to an amount which, if the same had been applied on the first (1st) day of the prior three
(3) month period to reduce the outstanding principal indebtedness of the Senior Note, would have resulted in the non-complying debt service coverage requirement having been satisfied, which such increased amount will be held for an additional two
(2) consecutive quarters.  Borrower's
failure to post either of the required
Additional Collateral amounts, or
Borrower's failure to correct the debt
service coverage requirements within the period specified in the preceding sentence shall constitute a default hereunder. The
Additional Collateral shall be released to Trustor upon satisfaction in full of the Senior Note.

     Further, the Property shall maintain
an average annual occupancy of 80% or
greater (based on the number of units
available at the Property) upon
stabilization (which shall be deemed to
have occurred when the Property has been 80% occupied for three (3) consecutive months) and continuing during the Loan term.

     Trustor will furnish to Beneficiary,
or will cause the manager of the Property to furnish to Beneficiary, within forty-five (45) days of the end of each calendar quarter, a certificate of a financial officer of Trustor or such manager, confirming compliance with the covenants required by paragraph 42.

     3.  REPORTS AND STATEMENTS.  Trustor
shall deliver to Beneficiary throughout
the term of the Loan the following:

     (a)  Within ninety (90) days after
the end of the fiscal years of the
Property and Trustor (if different from
Property) audited financial statements of the Trustors and Unaudited financial statements of the Property, which statements shall include a balance sheet and a statement of income and expenses for the year then ended, and shall be certified as true and correct by a financial officer of Trustor.

     (b)  Within forty-five (45) days
after the end of each fiscal quarter,
unaudited interim financial statements of the Property and Trustor (if different from Property), certified as true and correct in all material respects by a financial officer of the Trustor, prepared in accordance with generally accepted accounting principles consistently applied, which such statements shall include a balance sheet, statement of income and expenses for the quarter then ended, and quarterly census information of the Property in sufficient detail to show patient-mix on a daily average basis for such quarter.

     (c)  In the event the Property is
certified to participate in Medicaid,
within forty-five (45) days of filing or receipt, all Medicaid cost reports and any amendments thereto filed with respect to the Property and all responses, audit reports, or inquiries received by Trustor with respect to such cost reports.


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

     (d)  Within twenty (20) days of
receipt, copies of all licensure and
certification survey reports and
statements of deficiencies (with plans of correction attached thereto is and to the extent the same have been prepared and filed within such 20-day period).

     (e)  Within three (3) days of
receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies that the Property's license is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspended the Property's license or certification.

     (f)  Within ten (10) days after a
request by Beneficiary, evidence of
payment by Trustor or Manger of any
applicable provider bed taxes or similar taxes.

     (g)  Within ten (10) days after a
request by Beneficiary, an accounts aging report of each Property.

     (h)  In the event the Property is
certified to participate in Medicaid,
within ten (10) days of receipt, a copy of the "Medicaid Rate Calculation Worksheet"
(or the equivalent thereof) from the
applicable agency.

     Any deficiency (identified pursuant
to (d) or (e) above) shall be corrected by the date required by the licensure and certification agency, if such deficiency could adversely affect either the right to continue participation in Medicaid for existing patients or the right to admit
Medicaid patients, if applicable, or the continued licensure of the Property.

     The Beneficiary reserves the right to
reasonably require such other financial
information of Trustor or the Property at such other times as it shall deem necessary. All financial statements must be in such form and detail as Beneficiary shall from time to time reasonably request.

     4.  Trustor hereby acknowledges that
Deed of Trust to which this Addendum is
attached is subordinate to the Senior Deed of Trust, the Beneficiary of which is GMAC
Commercial Mortgage Corporation. Trustor agrees that the terms and conditions of this Addendum shall be for the benefit of GMAC Commercial Mortgage Corporation as well as Beneficiary as long as said Senior
Deed of Trust remains as a first lien
against the Property.










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


     IN WITNESS WHEREOF, the undersigned
Trustor has executed this Addendum
concurrently with the execution of the
Deed of Trust to which it is attached. In the event of any conflict between the terms of this Addendum and the terms of the Deed of Trust, the terms of this Addendum shall prevail.


EMERITUS CORPORATION,

a Washington corporation



By: /s/ Daniel R. Baty

---------------------------------

Daniel R. Baty


Its:  Chairman


STATE OF Washington         )

)  ss.
COUNTY OF King                )

     On November 15, 1996, before me,
Catherine L. Pasquan, a Notary Public in and for said state, personally appeared
Daniel R. Baty, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

     WITNESS my hand and official seal.

               /s/ Catherine L. Pasquan
              ----------------------------
---
                    Catherine L. Pasquan

         Notary Public in and for said
State

[SEAL]










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